Exhibit 10.2 March 6, 2025 Geoffrey Clapp Via DocuSign Dear Geoffrey: Congratulations! You are joining a great team at Progyny, Inc. (together with its subsidiaries and affiliates, “Progyny” or “Company”), a leading women’s health and benefits company that combines service, science, technology, and data to provide solutions for employers. This letter agreement (“Agreement”) confirms the terms and conditions of our offer of employment. 1. Position. You are being hired for the position of Chief Product Officer. If you accept, your anticipated start date is March 17, 2025 or as mutually agreed upon by the Company and you (such actual date being the “Start Date”). You will report to Michael Sturmer, President, or such other officer as may be designated by the Company. You are being hired as a remote employee working out of your home office in California. If you wish to relocate your home office outside of your current state, you must first receive written permission from Human Resources. You understand that you will be required to travel in connection with the performance of your duties. You agree that you will perform your duties faithfully, diligently and in compliance with Progyny’s policies and procedures in effect from time to time, including its Employee Handbook and Code of Conduct. 2. Compensation and Benefits: As an employee of Progyny, you will receive the following compensation and benefits: Base Salary. Your annual base salary will be $425,000, less applicable withholding taxes and other deductions permitted by law, which will be paid in accordance with the Company’s normal payroll practices. As an exempt employee, you are not eligible to receive overtime pay. The Company, in its sole judgment and discretion, may modify your salary upon periodic review. Variable Compensation. You are eligible for an annual discretionary bonus with a target of up to 65% of your base salary (the “Target Bonus”) (not prorated based on your Start Date). In order to receive the Target Bonus or any portion of the Target Bonus, you must achieve certain individual performance goals, Progyny must achieve certain performance targets, and you must be employed with the Company on the date the bonus is paid (and not have received or given notice of termination). The actual amount of your annual bonus will be determined by the Board of Directors (the “Board”) in its sole discretion and is typically paid by March 31st following the end of the performance year. Equity. As an additional incentive during your employment with the Company and subject to the approval of the Board, you will be granted an equity award with a total value of $1,500,000,1 of which (i) 30% will be awarded as a nonqualified option to purchase shares of the Progyny Inc.’s Common Stock (the “Option”) and (ii) 70% will be awarded as restricted stock units (your right to receive shares of Progyny Inc.’s Common Stock in the future) with 30% vesting based upon the attainment of performance goals (the “PRSUs”) and 40% with vesting based on the passage of time (the “RSUs”). Subject to your continued employment on the applicable vesting dates, the (A) Options and the RSUs will vest over the three-year 1 The number of shares of Common Stock subject to the awards shall be calculated as follows: (i) based on a Black- Scholes valuation with respect to the Option as of the grant date and (ii) based on the closing price on date of grant with respect to the PRSUs and RSUs.

period following your Start Date, with one-third vesting on the one-year anniversary of the Start Date and the remaining two-thirds vesting in equal quarterly installments over the following 24 months (with full vesting on the third anniversary of the Start Date) and (B) the PRSUs will vest upon the attainment of specified performance goals over a 3 year period, which such performance goals to be established by the Board. The terms of the grants will be set forth in, and subject to, the Company’s standard form of equity award agreements and standard terms and conditions under its equity plan as in effect from time to time. Such grants shall be made as soon as practicable after your Start Date. Employee Benefits. You will be eligible to participate in the Company’s employee benefit plans as in effect from time to time (including its health and welfare benefits) in accordance with their terms and subject to any eligibility requirements imposed by such plans. You will also be eligible to participate in the Company’s paid time off programs in accordance with Company policy as in effect from time to time and applicable law. The Company reserves the right to modify or terminate its employee benefit plans, programs, and policies, in whole or in part, at any time in its sole discretion. Additional information about our benefit programs will be provided to you separately. Business Expenses. The Company will reimburse you for your reasonable and pre-approved business expenses, in accordance with its expense reimbursement policy as in effect from time to time and upon submission of supporting documentation. 3. Non-Disclosure, Non-Compete, and Non-Solicitation Agreement. As an employee of the Company, you will have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions all of which will be the property of the Company, and develop relationships and good will with our clients and customers. As a condition of your employment and to protect the interests of the Company, you are required to sign and comply with the Company's Non-Disclosure, Non-Compete, and Non-Solicitation Agreement (the “Covenant Agreement”), provided as Exhibit A. You should read the Covenant Agreement carefully, as it imposes important obligations on you both during and after your employment ends. 4. At-Will Employment. Your employment with the Company will be “at will”, which means that it is for no specified term or duration and is not a contract of employment for a specified period of time. As such, you or the Company may terminate the employment relationship at any time and for any reason, with or without Cause (as defined below), subject to the notice provisions required to resign with or without Good Reason (as defined below), subject to the consequences set forth in Section 5. Nothing in this Agreement (including your participation in any equity program, incentive bonus, or other benefit program) is to be regarded as assuring you of continuing employment for any particular period of time. As part of the at-will relationship, the Company can change the terms and conditions of your employment at any time, such as your compensation, title, benefits, duties, schedule, or work location, subject to the consequences set forth in Section 5. Your employment at-will status can only be modified in a written agreement signed by you and by an officer of Progyny. 5. Termination of Employment; Severance. a. Termination Without Cause or Resignation for Good Reason. In the event your employment with the Company is terminated by the Company without Cause or you resign for Good Reason, then provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), and provided that the Release Condition (as defined below in Section 5(e)) is satisfied and you remain in compliance with the terms of this Agreement (including, without limitation, the Covenant Agreement), the Company shall provide you with the following severance payments and benefits:

i. Severance Pay. The Company shall pay you, as severance, the equivalent of six (6) months of your base salary in effect as of your employment termination date (except for any reduction in base salary that gave rise to your resignation for Good Reason), subject to standard payroll deductions and withholdings. This severance amount will be paid in equal installments in the form of continuation of your base salary payments, paid on the Company’s regular payroll dates, commencing on the Company’s first regular payroll date that is 60 days following such termination of your employment (the “Starting Date”). The first payment of severance on the Starting Date will include any base salary that would have been paid if the release referenced below was effective on the date of termination. ii. Bonus. The Company shall pay you your Target Bonus for the year in which your termination occurs, prorated (based on completed months of service) to the date of termination. Such amount will be paid on the Starting Date. For any annual bonus relating to the prior year that has not yet been paid, you will be eligible to receive such bonus calculated under the terms and conditions set forth in Section 2, as determined by the Board in its sole discretion, payable on the Starting Date, or if not yet determined, then within sixty (60) days following such Board determination. iii. Health Insurance. Provided that you timely elect continued coverage under COBRA, the Company shall pay your COBRA premiums to continue your coverage (including coverage for eligible dependents, if applicable) (“COBRA Premiums”) through the period (the “COBRA Premium Period”) starting on the date of your termination of employment and ending on the earliest to occur of: (i) the duration of the salary continuation period set forth in Section 5(a)(i) above; (ii) the date you become eligible for group health insurance coverage through a new employer; and (iii) the date you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company of such event. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall pay to you, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including premiums for you and your eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings (such amount, the “Special Cash Payment”), for the remainder of the COBRA Premium Period. You may, but are not obligated to, use such Special Cash Payments toward the cost of your COBRA Premiums. In the event the Company opts for the Special Cash Payments, then on the Starting Date, the Company will make the first payment to you under this paragraph, in a lump sum, equal to the aggregate Special Cash Payments that the Company would have paid to you through such date had the Special Cash Payments commenced on the first day of the first month following your termination date, with the balance of the Special Cash Payments paid thereafter on the schedule described above. iv. Vesting; Extension of time to Exercise. (A) The vesting of any then-unvested shares subject to the Option shall be accelerated in an amount equal to that portion that would have vested over the 6-month period following the date of termination, such that the accelerated vested shares subject to the Option shall be deemed vested and exercisable as of the date of termination. The remaining unvested portion of the Option shall be forfeited on the date of termination. Additionally, the vested Option shall be exercisable for twelve (12) months following your date of termination (but no later than the expiration of the original term). (B) In addition, that portion of the RSUs that was scheduled to vest over the 6-month period following the date of termination shall be deemed vested on the date of termination and paid or delivered in accordance with the award agreement (but no later than the March 15th following the year in which the termination occurs and subject to Section 6). (C) In addition, any PRSUs that have vested as of the date of termination will be paid or delivered in accordance with the award agreement (but no later than March 15th of the year following the year in which the performance period ends and subject to Section 6). (D) In addition, any future grants of stock options or restricted stock units (but not performance-based restricted stock units) awarded to you during your employment (“Other Equity”), will be treated in the same manner as described in Section 5(a)(iv)(A) and (B) above. b. Termination Without Cause or Resignation for Good Reason in Connection with an Acquisition. In the event your employment with the Company is terminated by the Company without Cause or you resign for Good Reason, in either case during the period (the “Change of Control Severance Period”), (i) commencing with the date that is one (1) month prior to the execution of a definitive agreement for a transaction that, if consummated, would result in an Acquisition (as defined below) and ending on the two (2) year anniversary of the closing of the same Acquisition; so long as such Acquisition closes within two (2) years of the date of such definitive agreement, or (ii) within two (2) years after the closing of any other Acquisition, then provided such termination constitutes a Separation from Service, and provided that you remain in compliance with the terms of this Agreement (including, without limitation, the Covenant Agreement), the Company shall provide you with (A) severance payments and benefits set forth in Section 5(a)(i)-(iii) and 5(a)(iv)(C) above; and (B) all of the unvested Options and RSUs and Other Equity held by you as of the date of your termination shall be accelerated such that 100% of the shares subject to the Options and the RSUs and Other Equity shall be deemed fully and immediately vested and the Options (including any such future option grants) shall be exercisable for twelve (12) months following your last day of employment, and shall be paid or delivered in accordance with the applicable award agreement, subject to Section 6. c. Resignation without Good Reason. You may resign your employment without Good Reason at any time on at least ninety (90) days’ prior written notice to the Company; provided, however, that the Company may reduce or waive such notice period in its sole discretion (such actual period of notice referred to as the “Employee Notice Period”). During the Employee Notice Period, you will continue to be an employee of Progyny, and Progyny may, in its sole discretion, direct you to perform or not perform some or all of your duties or communicate or not communicate with specific persons or entities, including employees and clients, and restrict your access in whole or in part to its offices and systems (which actions will not constitute Good Reason hereunder). If you resign your employment without Good Reason, then (i) you will no longer vest in the Option, RSUs or PRSUs referenced in Section 2 above, or in any other equity granted to you, (ii) all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (iii) you will not be entitled to any severance benefits. In addition, you shall resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company and any of its affiliates (including without limitation any subsidiaries), each effective on the date of termination. d. Termination for Cause; Death or Disability. If at any time the Company terminates your employment for Cause, or your employment terminates upon your death or disability, then (i) you will no longer vest in the Option, RSUs or PRSUs referenced in Section 2 above, or in any other equity granted to you, (ii) all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (iii) you will not be entitled to any severance benefits. In addition, you shall resign from all positions and terminate any relationships as an employee, advisor, officer or director with the Company and any of its affiliates (including without limitation any subsidiaries), each effective on the date of termination. Notwithstanding the foregoing, if your employment terminates (i) as a result of your Disability (as defined in the applicable equity plan pursuant to which the Option is granted but no later than the expiration of the original term), the Option (including all future grants of stock options) shall be exercisable for twelve (12) months following your last day of employment and (ii) as a result of your death, the Option, RSUs and Other Equity granted shall be deemed vested pursuant to the terms of the applicable equity plan. e. Conditions to Receipt of Severance Benefits. The receipt of any severance benefits (including, without limitation, the provisions regarding vesting of equity) as described in Section 5 above will be subject to and conditioned upon your signing (and not revoking, if such a right is afforded to you) a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Separation Agreement”) within the time period specified therein (the “Release Condition”), but in any event no later than sixty (60) days following your termination date. No severance benefits of any kind will be paid or provided until the Separation Agreement becomes effective. Pursuant to or in connection with any termination of employment with the Company, you shall also resign from all positions and terminate any relationships as an employee, advisor, officer, or director with the Company and any of its affiliates (including without limitation any subsidiaries), each effective on the date of termination. For the avoidance of doubt, under no circumstances will you receive severance benefits under both Sections 5(a) and 5(b) herein. f. Definitions. For purposes of this Agreement: i. “Acquisition” shall have the same meaning as a “Change in Control” as defined in the Progyny, Inc. 2019 Equity Incentive Plan. ii. “Cause” for your employment termination will be deemed to exist at any time after the occurrence of one of more of the following: (i) your commission of, conviction for, or guilty plea to, a felony or crime involving moral turpitude; (ii) a willful refusal by you to comply with the lawful, material and reasonable instructions of the Company (or its subsidiaries), or to otherwise materially perform your duties as lawfully and reasonably determined by the Company (or its subsidiaries), in each case that is not cured by you (if such refusal is of a type that is capable of being cured) within 15 days of written notice being given to you of such refusal; (iii) any willful act or acts of dishonesty undertaken by you and intended to result in your (or any other person’s) material gain or personal enrichment at the expense of the Company, its subsidiaries or any of its or their customers, partners, affiliates, or employees; (iv) any willful act of gross misconduct by you which is injurious to the Company or its subsidiaries; (v) any material breach by you of your obligations under any agreement between you and the Company or its subsidiaries, including without limitation this Agreement or the Covenant Agreement, that is not cured by you (if such breach is of a type that is capable of being cured) within 15 days of written notice being given to you of such breach; (vi) or any material non-fulfillment of your primary role duties. iii. “Good Reason” means the occurrence of any of the following without your prior written consent: (i) a material reduction in your then-current annual base salary; except for a reduction (not to exceed 10%) that is part of a proportional reduction of the base salaries of all Company executives; (ii) relocation of your principal place of employment to a place that increases your one-way commute by more than thirty (30) miles as compared to your then current principal place of employment immediately prior to such relocation; or (iii) a material and adverse change in your duties and responsibilities (it being agreed that a change in duties and responsibilities following an Acquisition that is inherent in the Company becoming part of a larger business organization shall not be an event of Good Reason); provided, however, that a resignation by you shall not be considered to be for a “Good Reason” under this Agreement unless: (1) you provide written notice to the Company of the occurrence of the event which you contend constitutes Good Reason within thirty (30) days after the date such event occurs, which notice states your intention to resign for a “Good Reason” under this Agreement as a result thereof, (2) the Company does not effect a cure with respect to such event within thirty (30) days after receipt of such written notice, and (3) you thereafter resign and cease to perform services as an employee of the Company within ten (10) days after the expiration of the Company’s cure period. 6. Tax Matters. a. Section 409A. It is intended that all of the severance payments and benefits, and all other payments payable under this Agreement, satisfy, to the greatest extent possible, the exemptions from the application of Internal Revenue Code (“Code”) Section 409A provided under Treasury Regulations 1.409A- 1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9) (“collectively “Section 409A”), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive any installment payments under this letter agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company, (ii) the date of your death, or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. The parties agree that this Agreement may be amended as may be necessary to fully comply with Section 409A in order to preserve the payments and benefits provided hereunder. Notwithstanding the foregoing, the Company makes no representation or warranty and will have no liability to you or to any other person if any of the provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A, but does not satisfy an exemption from, or the conditions of, Section 409A. b. Excise Taxes. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit you would receive from the Company under this Agreement or otherwise (including, without limitation, any payment, benefit, entitlement or distribution paid or provided by the person or entity effecting the change in control) in connection with an Acquisition (the “Total Payments”) (i)

constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 6(b), would be subject to the excise tax imposed by Section 4999 of the Code, then you will be entitled to receive either (1) the full amount of the Total Payments (taking into account the full value of the equity awards), or (2) a portion of the Total Payments having a value equal to $1 less than three (3) times your “base amount” (as such term is defined in Section 280G(b)(3)(A) of the Code), whichever of clauses (1) and (2), after taking into account applicable federal, state, and local income and employment taxes and the excise tax imposed by Section 4999 of the Code, results in your receipt, on an after-tax basis, of the greatest portion of the Total Payments. Any determination required under this Section 6(b) shall be made in writing by the independent public accountants of the Company (the “Accountants”), whose determination shall be conclusive and binding for all purposes upon you and the Company. For purposes of making the calculations required by this Section 6(b), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good- faith interpretations concerning the application of Sections 280G and 4999 of the Code. If there is a reduction pursuant to this Section 6(b) of the Total Payments to be delivered to you, such reduction shall occur in the following order: (A) any cash severance payable by reference to your base salary or annual bonus, (B) any other cash amount payable to you, (C) any benefit valued as a “parachute payment,” and (D) acceleration of vesting of any equity award. This Section 6(b) shall not apply, however, to any payment or benefit if the application of Section 280G(b)(5) of the Code to such payment or benefit results in such payment or benefit not constituting a parachute payment under Section 280G(b)(2). For the avoidance of doubt, in the event additional Total Payments are made to you after the application of the cutback in this Section 6(b), which additional Total Payments result in the cutback no longer being applicable, the Company shall pay you an additional amount equal to the value of the Total Payments which were originally cutback. The Company shall determine at the end of each calendar year whether any such restoration is necessary based on additional Total Payments (if any) made during such calendar year, and shall pay such restoration not later than March 15 of the following calendar year. 7. Mutual Agreement to Arbitrate Disputes. As a condition of your employment and ongoing employment with the Company, you and the Company agree that any and all legal disputes, claims, or controversies between you and the Company, arising out of, related to, or connected with your employment with the Company (or any termination thereof), shall be subject to mandatory final, binding, and confidential arbitration as set forth in the separate Mutual Agreement to Arbitrate, which is provided as Exhibit B. You are required to sign and return a copy of the Mutual Agreement to Arbitrate as a condition of your employment with the Company, which includes a waiver of your right to a trial by a civil court or jury. You hereby acknowledge that your employment and your eligibility for the compensation and benefits described in this Agreement are sufficient consideration for the Mutual Agreement to Arbitrate. 8. Prior Employment. We wish to impress upon you that we do not want you to, and we hereby direct you not to (i) use or disclose any confidential or proprietary information or material of any current or former employer or other third party in your work for the Company, (ii) bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality, or (iii) violate any other obligations you may have to any current or former employer or other third party (such as non- solicitation, non-competition agreements, and confidentiality agreements). By signing this Agreement, you represent that your employment with the Company and the performance of your duties will not violate any agreement currently in place between you and any current or former employers, business entities or other third parties, and you agree to abide by any limitations on your conduct as set forth in any such agreement. 9. Other Employment. As further described in the Covenant Agreement and our Company policies, you agree that you will not (i) during your employment, engage in any other employment, occupation, consulting, or business activity without the prior written consent of Human Resources, nor will you engage in any other activity that conflicts with your obligations to the Company, or (ii) during your employment, prepare to compete (or assist any person to prepare to compete) with the business or proposed business of the Company. 10. Conditions to Employment. This offer of employment is conditioned upon your satisfaction of all the Company’s pre-employment requirements, including, but not limited to (i) a background check (which may include education, criminal record, references, and others as deemed necessary), (ii) your presentation of acceptable documents establishing your authorization to work in the United States as required by the Immigration and Control Act of 1986, and (iii) signing the Covenant Agreement and Mutual Agreement to Arbitrate. We caution you not to resign any current employment until you have received notification of successful completion of the background check. 11. Governing Law. This Agreement and the terms of your employment shall be governed by and construed in accordance with the laws of the State of California; unless and until your residence and primary work location are no longer in California, in which case it will be New York where the Company is headquartered, unless the laws of the state of your primary work location are required to apply. 12. Entire Agreement. This Agreement, together with Covenant Agreement and Mutual Agreement to Arbitrate, and the equity documentation referred to herein, will form the complete and exclusive statement of your offer of employment with the Company. It supersedes any other agreements or promises with respect to your employment made to you by anyone, whether oral or written, and other than those changes expressly reserved to the Company’s discretion in this Agreement, this Agreement can only be modified in a written agreement signed by you and a duly authorized officer of the Company. This Agreement, the Covenant Agreement, and the Mutual Agreement to Arbitrate, can be assigned by the Company to any affiliate or successor without your consent. [Signature page follows]

To indicate your acceptance of the Company’s offer, and we hope that you do, please sign and date this Agreement, the Covenant Agreement, and the Mutual Agreement to Arbitrate attached as exhibits to this Agreement, and return them to me, no later than Thursday, March 6th, 2025. Very truly yours, Progyny, Inc. /s/ Cassandra Pratt Cassandra Pratt Chief Human Resources Officer EMPLOYEE ACCEPTANCE I have read and understood this Agreement, the Covenant Agreement, and Mutual Agreement to Arbitrate, and hereby acknowledge, accept and agree to their terms. I understand that this Agreement does not constitute a contract of employment for any specified period of time and that as an at-will employee, either I or Progyny may terminate the employment relationship at any time, for any reason, with or without Cause, subject to the consequences set forth herein. /s/ Geoffrey Clapp 3/6/2025 Geoffrey Clapp